UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K/A

(Amendment No. 1)
________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2018

InsPro Technologies Corporation
(Exact name of registrant as specified in charter)

Delaware	000-51701	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Chester Pike

Suite 400

Eddystone, Pennsylvania 19022
(Address of principal executive offices)

(484) 654-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 30, 2018, InsPro Technologies Corporation (the “Company”), filed a Current Report on Form 8-K (the “Original 8-K”) to report that David M. Anderson resigned as the Chief Executive Officer and as a member of the Board of Directors of the Company (the “Board”), and that Anthony R. Verdi was appointed as the Company’s President and Chief Executive Officer. At the time of such filing, the Board was evaluating Mr. Verdi’s compensation in light of his appointment.

This Amendment No. 1 (this “Amendment”) is being filed to amend and supplement Item 5.02 of the Original 8-K to include information regarding a change in Mr. Verdi’s compensation, which was approved by the Board on October 30, 2018. Except for the foregoing, this amendment does not modify or update any other disclosure contained in the Original 8-K.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2018, the Board approved an increase to Mr. Verdi’s base annual salary from $325,000 to $380,000, effective as of October 30, 2018, in connection with his promotion to President and Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date:	November 2, 2018	By:	/s/ Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Chief Executive Officer and Chief Financial Officer